===============================================================================


                        MISSISSIPPI CHEMICAL CORPORATION

                                      and

                         HARRIS TRUST AND SAVINGS BANK

                                  Rights Agent

                             ---------------------

                                Rights Agreement

                           Dated as of August 2, 1994


===============================================================================

                               TABLE OF CONTENTS

Section                                                                    Page
- -------                                                                    ----
 1.  Certain Definitions..................................................    1

 2.  Appointment of Rights Agent..........................................    6

 3.  Issue of Rights Certificates.........................................    6

 4.  Form of Rights Certificates..........................................    7

 5.  Countersignature and Registration....................................    8

 6.  Transfer, Split Up, Combination and Exchange of Rights Certificates;
      Mutilated, Destroyed, Lost or Stolen Rights Certificates............    8

 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights........    9

 8.  Cancellation and Destruction of Rights Certificates..................   11

 9.  Reservation and Availability of Preferred Stock......................   11

10.  Preferred Stock Record Date..........................................   13

11.  The Flip-In..........................................................   13

12.  The Flip-Over........................................................   16

13.  Adjustment of Purchase Price, Number and Kind of Shares or Number of
      Rights..............................................................   19

14.  Fractional Rights and Fractional Shares..............................   24

15.  Rights of Action.....................................................   25

16.  Agreement of Rights Holders..........................................   25

17.  Rights Holder Not Deemed a Shareholder...............................   26

18.  Concerning the Rights Agent..........................................   26

19.  Merger or Consolidation or Change of Name of Rights Agent............   26

20.  Duties of Rights Agent...............................................   27

21.  Change of Rights Agent...............................................   29

22.  Issuance of New Rights Certificates..................................   30

23.  Redemption and Termination...........................................   30

24.  Exchange.............................................................   31

25.  Notice of Certain Events.............................................   32

26.  Notices..............................................................   33

27.  Supplements and Amendments...........................................   34

28.  Successors...........................................................   34

29.  Benefits of this Agreement...........................................   34

30.  Severability.........................................................   34

31.  Governing Law........................................................   34

32.  Counterparts.........................................................   35

33.  Descriptive Headings.................................................   35

                                    EXHIBITS
                                    --------

EXHIBIT A -- Form of Certificate of Designation, Preferences and
              Rights
EXHIBIT B -- Forms of Rights Certificates
EXHIBIT C -- Form of Rights Summary

                                RIGHTS AGREEMENT


          Rights Agreement, dated as of _______________, 1994 (the "Agreement"), between MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation (the "COMPANY"), and HARRIS TRUST AND SAVINGS BANK, (the "RIGHTS AGENT").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, on August 2, 1994, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) payable on August 15, 1994 for each outstanding share of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") outstanding on August 5, 1994 (the "Record Date"), and the issuance of one Right for each share of Common Stock of the Company issued between the Record Date and the Separation Date (as hereinafter defined) and one Right for each share of Common Stock of the Company issued upon exercise of stock options granted prior to the Separation Date or under any employee plan or arrangement established prior to the Separation Date, each Right representing the right to purchase one one-hundredth of a share of Preferred Stock, Series A of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "RIGHTS");

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial owner (as hereinafter defined) of 15% or more of the shares of Common Stock then outstanding and shall include all Affiliates and Associates of such Person, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established by the Company for or pursuant to the terms of any such plan.

          (b) "AFFILIATE" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          (c) "APPROVED ACQUIRING PERSON" shall mean an Acquiring Person who becomes such by virtue of the acquisition of Common Stock directly from the Company, and an Approved Acquiring Person shall cease to be such if thereafter the Approved Acquiring Person (i) ceases to be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, or (ii) takes any affirmative action to increase its proportionate share of the outstanding Common Stock in one transaction or a series of transactions by more than 5% of the aggregate number of shares of Common Stock then outstanding without the prior approval of a majority of the Continuing Directors; provided that except as provided in clause (i) hereof, an Approved Acquiring Person shall not lose its status as such as a result of any actions taken by the Company which change the number of shares of Common Stock outstanding.

          (d) "ASSOCIATE" shall mean, with respect to a specified Person, (i) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security as defined in Rule 3a-11 of the General Rules and Regulations under the Exchange Act, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

          (e) "BENEFICIAL OWNERSHIP" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision) or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any securities:

          (i) which such Person or any Affiliate or Associate thereof beneficially owns, directly or indirectly;

          (ii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of the Rights;

          (iii) which such Person or any Affiliate or Associate thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner' of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
     Schedule 13D under the Exchange Act; or

          (iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate thereof with which such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (e)) or disposing of any voting securities of the Company.

          Nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

          (f) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Mississippi are authorized or obligated by law or executive order to close.

          (g) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., Jackson, Mississippi time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Jackson, Mississippi time, on the next succeeding Business Day.

          (h) "CLOSING PRICE" of any security on any given day shall be the last sale price, regular way, of such security or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal trading market on which such security is then traded.

          (i) "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company, and "common stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

          (j) "CONTINUING DIRECTOR" shall mean any director of the Company who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and (i) who was elected by the stockholders or appointed by the Board of Directors of the Company prior to the date as of which the Acquiring Person became an Acquiring Person, or (ii) who was designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the Continuing Directors.

          (k) "CURRENT MARKET PRICE" of any security on any given day shall be deemed to be the average of the daily Closing Prices per share or other trading unit of such security for 10 consecutive Trading Days (as hereinafter defined) immediately preceding such date; provided, however, that with respect to shares of capital stock, in the event that the current market price per share of the capital stock is determined during a period following the announcement of (i) a dividend or distribution on the capital stock payable in shares of such capital stock or securities convertible into shares of such capital stock (other than the Rights), or (ii) any subdivision, combination or reclassification of the capital stock, and prior to the expiration of the requisite 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then and in each such case, the Current Market Price, shall be properly adjusted to take into account ex-dividend trading; and provided further that if the security is not publicly held or not so listed or traded, Current Market Price per share or other trading unit shall mean the fair value per share or other trading unit as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (l) "EQUIVALENT PREFERRED STOCK" shall mean any class or series of capital stock of the Company, other than the Preferred Stock, which is entitled to participate on a proportional basis with the Preferred Stock in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company. In calculating the number of shares any class or series of Equivalent Preferred Stock for purposes of Section 13 of this Agreement, the number of shares or fractions of Equivalent Preferred Stock that are entitled to the same dividend or distribution as a whole share of Preferred Stock shall be deemed to be one share.

          (m) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to such rule or regulation as was in effect on the date of this Agreement.

          (n) "EXCHANGE DATE" shall mean the date at which the rights are exchanged as provided in Section 24 of this Agreement.

          (o) "EXPIRATION DATE" shall mean the Close of Business on August 15, 2004 subject to extension as provided in Section 12(c) of this Agreement.

          (p) "FLIP-IN EVENT" shall mean any of the events described in Section 11(a) of this Agreement.

          (q)  "FLIP-OVER EVENT" shall mean any of the events described in
Section 12(a) of this Agreement.

          (r) "PERSON" shall mean any individual, firm, corporation, partnership or other entity and shall include any "group" as that term is used in Rule 13d-5(b) under the Exchange Act.

          (s) "PURCHASE PRICE" shall mean with respect to each Right, the price set forth in Section 7(b) of this Agreement.

          (t) "PREFERRED STOCK" shall mean shares of Preferred Stock, Series A par value $0.01 per share, of the Company.

          (u) "REDEMPTION DATE" shall mean the time at which the Rights are ordered to be redeemed pursuant to Section 23 of this Agreement.

          (v) "SEPARATION DATE" shall mean the earlier of (i) the tenth day after the Stock Acquisition Date (as hereinafter defined) or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established by the Company for or pursuant to the terms of any such plan), if upon consummation thereof, such Person would be the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

          (w) "STOCK ACQUISITION DATE" shall mean the first date of public announcement by the Company, an Acquiring Person or otherwise, that an Acquiring Person, other than an Approved Acquiring Person, has become such.

          (x) "SUBSIDIARY" shall mean, with reference to any Person, any corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by such Person.

          (y) "TRADING DAY," with respect to any security shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (z)  "TRIGGERING EVENT" shall mean a Flip-In Event or a Flip-Over
Event.

          (aa) "WHOLE BOARD" shall mean the total number of directors which the Company would have if there were no vacancies.

     Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and binding on the Rights Agent.

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 of this Agreement, shall prior to the Separation Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

          Section 3.  Issue of Rights Certificates.

          (a) Until the Separation Date, (i) the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

          (b) As soon as practicable after the Separation Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Separation Date, at the address of such holder shown on the records of the Company, a Rights certificate (the "RIGHTS CERTIFICATE"), evidencing one Right (as adjusted from time to time prior to the Separation Date pursuant to this Agreement) for each share of Common Stock so held. As of and after the Separation Date, the Rights will be evidenced solely by Rights Certificates.

          (c) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "SUMMARY OF RIGHTS"), by first-class, postage prepaid mail to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

          (d) Certificates for the Common Stock issued after the Record Date but prior the earlier of the Separation Date or the Expiration Date (as hereinafter defined), shall be deemed also to be certificates for Rights, and shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Mississippi Chemical Corporation (the "Company") and Harris Trust and Savings

     Bank, dated as of August 2, 1994 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) become null and void and the holder of such Rights (including any subsequent holder) shall not have any right to exercise the Rights.

          (e) After the Separation Date but prior to the Expiration Date, Rights shall be issued in connection with the issuance of Common Stock upon the exercise of stock options granted prior to the Separation Date or pursuant to other benefits under any employee plan or arrangement established prior to the Separation Date; provided, however, that if, pursuant to the terms of any option or other benefit plan, the number of shares issuable thereunder is adjusted after the Separation Date, the number of Rights issuable upon issuance of the shares shall be equal only to the number of shares which would have been issuable prior to the adjustment.

          Section 4.  Form of Rights Certificates.

          (a) The Rights Certificates (and the form of election to purchase shares and form of assignment) shall be in substantially the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever issued, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock which shall be set forth therein at the Purchase Price set forth therein, subject to adjustment as provided in this Agreement.

          (b) Any Rights Certificate issued pursuant to Section 3(a) of this Agreement that represents Rights beneficially owned by an Acquiring Person or that represents any Rights owned on or after the Separation Date by any Person who subsequently becomes an Acquiring Person and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or to any nominee of such Acquiring Person and any Rights Certificate issued pursuant to
Section 6 or Section 13 of this Agreement upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, may contain the following legend:

          The Rights represented by this Rights Certificate were issued to a Person who was or became an Acquiring Person. This Rights Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

          Section 5.  Countersignature and Registration.

          (a) The Rights Certificates shall be executed on behalf of the Company by the Chairman of its Board of Directors, its President or any Vice President, either manually or by facsimile signature and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Rights Certificate shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Separation Date, the Rights Agent will keep or cause to be kept, at one of its offices, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each of the Rights Certificates, and the certificate number and the date of each of the Rights Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

          (a) Subject to the provisions of Section 14 of this Agreement, at any time after the Close of Business on the Separation Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock (or other securities, cash or other property, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

          (a) Each Right shall entitle (except as otherwise provided in this Agreement) the registered holder thereof, upon the exercise thereof as provided in this Agreement, to purchase, for the Purchase Price, at any time after the Separation Date and prior to the earliest of the Expiration Date, the Exchange Date and the Redemption Date, one one-hundredth share of Preferred Stock, subject to adjustment from time to time as provided in Section 13 of this Agreement, payable in lawful money of the United States of America in accordance with Paragraph (c) below.

          (b) Subject to Section 7(e), Section 23(a) and Section 24 of this Agreement, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Separation Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof including the certificate contained therein duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth share of Preferred Stock as to which the Rights are exercised prior to the earliest of the Expiration Date, the Exchange Date and the Redemption Date.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase including the certificate contained therein duly executed, accompanied by payment of the Purchase Price for the shares (or cash or other assets as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly:

          (i)(A) requisition from any transfer agent for the Preferred Stock certificates for the number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request;

          (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 of this Agreement;

          (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

          (iv) after receipt, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

In the event that the Company is obligated to issue other securities (including shares of Common Stock) of the Company, pay cash and/or distribute other property pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of
Section 6 and Section 14 of this Agreement.

          (e) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of the earlier of (x) the date on which the Board of Directors of the Company decides to exchange the Rights pursuant to Section 24 of this Agreement and (y) a Triggering Event, any unexercised Rights that are or were, at any time on or after the earlier to occur of (i) the Separation Date and (ii) the Stock Acquisition Date, beneficially owned by an Acquiring Person (other than an Approved Acquiring Person who is not a party to the Triggering Event) or owned by any Person who subsequently becomes an Acquiring Person (other than an Approved Acquiring Person who is not a party to the Triggering Event) shall immediately become permanently null and void without any further action, and no holder of such Rights shall have any right whatsoever with respect to such Rights under this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) of this Agreement are complied with, but shall have no liability to any holder of Rights Certificates or to any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former or proposed Beneficial Owner) or Affiliates thereof as the Company shall reasonably request.

          Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Reservation and Availability of Preferred Stock.

          (a) The Company covenants and agrees that it will cause to be reserved and kept available at all times out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in its treasury, free from preemptive rights or any right of first refusal, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all Rights from time to time outstanding.

          (b) So long as the shares of Preferred Stock issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after the time the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c)  The Company shall use its best efforts to:

          (i) file, as soon as practicable following the earlier of the Separation Date or as soon as is required by law, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the Preferred Stock purchasable upon exercise of the Rights on an appropriate form;

          (ii) cause such registration statement to become effective as soon as practicable after the filing; and

          (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earliest of (A) the date as of which Rights are no longer exercisable for such securities, (B) the Expiration Date and (C) the Redemption Date.

     The Company will also take all action necessary to ensure compliance with the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in that jurisdiction shall have been obtained and, if applicable, until a registration statement has been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, the issuance or delivery of the shares of Preferred Stock, in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or the issuance or delivery of any certificates for shares of Preferred Stock in a name other than that of, the registered holder, upon the exercise of any Rights, until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.

          Section 11.  The Flip-In.  (a) In the event:

          (i) any Acquiring Person, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, except pursuant to a merger or other combination involving an Approved Acquiring Person which was approved by a majority of the Continuing Directors; or

          (ii) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity organized, appointed or established pursuant to the terms of such plan) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its stockholders, other than such Acquiring Person); or

          (iii) any Acquiring Person shall, in one or a series of related transactions, directly or indirectly, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock or for securities exercisable or exchangeable for, or convertible into, shares of Common Stock or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional Common Stock or other securities of the Company or securities of any of its subsidiaries or securities exercisable or exchangeable for, or convertible into, shares of Common Stock or other securities of the Company or securities of any of its Subsidiaries (other than an issuance upon conversion of convertible securities of the Company or any such Subsidiary that were not acquired from the Company or any such Subsidiary) except pursuant to a transaction or series of transactions approved by a majority of the Continuing

     Directors at a time when there are no Acquiring Persons other than Approved Acquiring Persons; or

          (iv) any Acquiring Person shall sell, purchase, lease, exchange, mortgage, pledge, otherwise transfer or dispose or acquire, from, to, with or of, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in an arm's-length transaction with an unrelated third party, unless those transactions are approved by a majority of the Continuing Directors; or

          (v) during the time when there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person, except pursuant to a transaction or series of transactions approved by a majority of the Continuing Directors at a time when there are no Acquiring Persons other than Approved Acquiring Persons; or

          (vi) any Acquiring Person shall, directly or indirectly, sell, purchase, lease, exchange, mortgage, pledge, otherwise transfer or acquire or dispose, in one transaction or a series of related transactions, from, to, with or of, the Company or any of its Subsidiaries, assets having an aggregate fair market value (as determined in good faith by a majority of the Continuing Directors) in excess of 10% or more of the total assets of the Company as shown on its consolidated balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is being made to the stockholders of the Company, unless such sale or lease has been approved by a majority of the Continuing Directors; or

          (vii) during the time when there is an Acquiring Person, there shall be any distribution of assets or securities of the Company or of any of its Subsidiaries, in one transaction or a series of transactions, having an aggregate fair market value (as determined in good faith by a majority of the Continuing Directors) in excess of 10% or more of the total assets of the Company as shown on its consolidated balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is being made to the stockholders of the Company, unless the distribution is approved by a majority of the Continuing Directors; or

          (viii) any Acquiring Person, directly or indirectly, shall receive management fees or other compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee or directors' fees on the same basis as the other directors of the Company or any of its Subsidiaries, or receive the benefit of guarantees or other financial assistance or tax credits or other tax advantages from the Company or any of its Subsidiaries, unless those transactions are approved by a majority of the Continuing Directors; or

          (ix) during the time when there is an Acquiring Person, (1) there shall be any reduction in the annual rate of dividends paid on the Common Stock (except as necessary or appropriate, in the opinion of a majority of the Continuing Directors, for valid business reasons, to reflect any subdivision of the Common Stock or as required under the laws of the jurisdiction of incorporation of the Company) or (2) there shall be a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, combination, reorganization or any similar transaction which has the effect of reducing the number of shares of outstanding Common Stock (except as necessary or appropriate, in the opinion of a majority of the Continuing Directors, for valid business reasons or to the extent such increase in the rate of dividends would be prohibited under the laws of the jurisdiction of incorporation of the Company);

then, and in each case, subject to the provisions of Section 24 of this Agreement, each holder of a Right, except as provided below and in Section 7(e) of this Agreement, shall thereafter have a right to receive, upon exercise of the Right at the then current Purchase Price, in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per share of the Common Stock on the date on which the first of the events listed above in this subparagraph (a) occurs (such number of shares being herein referred to as the "ADJUSTMENT SHARES").

          (b) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (a), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights; provided, however, that if the Company is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become so exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which the Company is a party, shall, upon the exercise of such Rights,

          (i)  pay an amount in cash equal to the excess of (A) the product of
     (1) the number of Adjustment Shares, multiplied by (2) the Current Market Price of the Common Stock (such product being herein referred to as the "CURRENT VALUE"), over (B) the Purchase Price, in lieu of issuing shares of Common Stock and requiring payment therefor, or

          (ii) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, and require the payment of the Purchase Price, or

          (iii) deliver any combination of cash, property, Common Stock and/or other securities having the requisite value, and require payment of all or any requisite portion of the Purchase Price.

          To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii), or (iii) of the proviso of this Section 11(b), a majority of the Continuing Directors may suspend the exercisability of the Rights for a period of up to 45 days following the date on which the first of the events listed in Section 11(a)(i), (ii) or (iii) of this Agreement shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value thereof. In the event of any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect.

          Section 12.  The Flip-Over

          (a) In the event that, following the Separation Date, directly or indirectly:

          (w) the Company shall consolidate with, or merge with and into, any other Person; or

          (x) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

          (y) the Company shall effect a share exchange in which all or part of the Common Stock of the Company shall be changed into (including, without limitation, any conversion into or exchange for) securities of any other Person, cash or any other property; or

          (z) the Company shall sell, lease, exchange, mortgage, pledge or otherwise transfer (or one or more of its Subsidiaries shall sell, lease, exchange, mortgage, pledge or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons then, and in each such case, subject to the provisions of Section 24 of this Agreement, except where the Person involved in the transaction is an Approved Acquiring Person and the transaction was approved by a majority of the Continuing Directors,

          (i) each holder of a Right, except as provided in Section 7(e) of this Agreement, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradeable common stock of the Principal Party, free and clear of any lien, encumbrance or other adverse claim, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (or the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the occurrence of the Flip-In Event if a Flip-In Event has previously occurred) and dividing that product by (2) 50% of the Current Market Price per share of the common stock of such Principal Party on the date of consummation of the Flip-Over Event;

          (ii) all common stock of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this
     Section 12(a) shall, when issued upon exercise thereof in accordance with this Agreement, be duly and validly authorized and issued and fully paid and nonassessable;

          (iii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of the Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement;

          (iv) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 13 hereof shall apply to such Principal Party;

          (v) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights; and

          (vi) the provisions of Section 11 of this Agreement shall be of no effect following the first occurrence of any Flip-Over Event.

          (b)  "PRINCIPAL PARTY" shall mean:

          (i) in the case of any transaction described in (w), (x) or (y) of the first sentence of this Section 12, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted or exchanged in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

          (ii) in the case of any transaction described in (z) of the first sentence in this Section 12, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under the Securities Exchange Act of 1934, as then in effect, and such Person is a direct or indirect Subsidiary of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the common stock having the greatest aggregate market value.

          (c) The Company shall not consummate any Flip-Over Event unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 12 and further providing that, as soon as practicable after the date of any Flip-Over Event, the Principal Party will:

          (i) prepare and file at its own expense a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earliest of the Expiration Date, the Exchange Date and the Redemption Date; and

          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The Principal Party shall temporarily suspend, for a period of time not to exceed 90 days following the occurrence of a Flip-Over Event, the exercisability of the Rights in order to prepare an file the registration statement referred to in clause (i) above, and the Expiration Date shall be extended by the number of days of such suspension. The provisions of this Section 12 shall similarly apply to successive Flip-Over Events. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 12(a).

          Section 13. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13.

          (a) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend or make a distribution on the Preferred Stock payable in shares of Preferred Stock into a larger number of shares, (B) subdivide the outstanding Preferred Stock into a larger number of shares, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each such event, except as otherwise provided in this Section 13(a), the Purchase Price in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Rights (except as provided in Section 7(e) of this Agreement) exercised on or after such time shall be entitled to receive upon payment of the Purchase Price in effect immediately prior to such date, the aggregate number and kind of shares of Preferred Stock or capital stock which, if such Rights had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a) of this Agreement and this
Section 13(a), the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior to any adjustment required pursuant to
Section 11(a).

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase Preferred Stock (or Equivalent Preferred Stock) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) of less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after the record date shall be determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction,

          (1) the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Stock (if any) outstanding on the record date, plus the number of shares of Preferred Stock and Equivalent Preferred Stock which the aggregate exercise price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock which are obtainable upon the exercise of the rights, options or warrants (and/or the aggregate initial conversion price of the convertible securities so offered) would purchase at the current market price; and

          (2) the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Stock (if any) outstanding on the record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock which may be obtained upon exercise of the rights, options or warrants (or into which the convertible securities so offered are initially convertible).

If the subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred Stock or Equivalent Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that rights, options or warrants are not issued following an adjustment, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if the record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at an annual rate not in excess of 125% of the annual rate of the cash dividend paid on the Preferred Stock during the immediately preceding fiscal year), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 13(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction,

          (1) the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock; and

          (2) the denominator of which shall be such current market price per share of Preferred Stock.

Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

          (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 13(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share of one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 13(d), any adjustment required by this Section 13 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates the adjustment or (ii) the earliest of the Expiration Date, the Exchange Date and the Redemption Date.

          (e) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Rights thereafter exercised shall become entitled to receive any securities of the Company other than shares of Preferred Stock, thereafter the number of such other securities so receivable upon exercise of any Rights shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 13(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 12 and 14 of this Agreement with respect to the Preferred Stock shall apply on like terms to any such other securities.

          (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

          (g) Unless the Company shall have exercised its election as provided in Section 13(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 13(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted

Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by

          (i) multiplying (x) the number of one one-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by
     (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and

          (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

          (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

          (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Rights exercised after such record date the shares of Preferred Stock and other capital stock or securities, cash or property of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities, cash or property of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and other capital stock or securities, cash or property upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 13, as and to the extent that in its sole discretion the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable or exercisable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 13, hereafter made by the Company to holders of its Preferred Stock shall, if practicable, not be taxable to such stockholders.

          (m) The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) directly or indirectly sell, lease or otherwise transfer or dispose of, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person, if at the time of or immediately after such consolidation, merger, sale, lease, transfer or disposition there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (n) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23 or Section 27 of this Agreement, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Continuing Directors.

          (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time prior to the Separation Date (i) declare a dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Separation Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and
(2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

          (p) Whenever an adjustment is made as provided in Sections 11, 12 and 13 of this Agreement, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such Certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 of this Agreement. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

          Section 14.  Fractional Rights and Fractional Shares.

          (a) The Company shall not be required to issue fractional Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Right as of the date on which such fractional Rights would have been otherwise issuable.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Current Market Price of one one-hundredth of a share of Preferred Stock as of the date of such exercise.

          (c) The holder of a Right by its acceptance thereof expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Separation Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Separation Date, of the Common Stock) without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Separation Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his rights pursuant to this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

          Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Separation Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Separation Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned.


          Section 17. Rights Holder Not Deemed a Shareholder. Except as otherwise expressly provided in this Agreement, no holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until and only to the extent that the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

          Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 of this Agreement. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of facts or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 of this Agreement or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether.any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact event or determination under the Rights Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Mississippi (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Mississippi), in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provision of this Agreement.

          Section 23.  Redemption and Termination.

          (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., Jackson, Mississippi time, on the earlier of (i) the tenth day following the Stock Acquisition Date, subject to extension by the Board of Directors for a period of time up to, but not exceeding, ten additional days, or (ii) the Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE"); provided, however, that at the time of the redemption the Company's Board of Directors consists of a majority of Continuing Directors. Notwithstanding anything in this Agreement to the contrary, no Rights may be exercised at any time that the Rights are subject to redemption in accordance with the terms of this Agreement.

          (b) Immediately upon the action of the Board of Directors of the Company extending the redemption period pursuant to Section 23(a)(i), evidence of which shall have been filed with the Rights Agent, the Company shall issue a press release indicating the date to which the Board of Directors has extended its right to redeem the Rights.

          (c) Notwithstanding the provisions of Section 23(a) of this Agreement, following the expiration of the Company's right to redeem the Rights due to the occurrence of a Stock Acquisition Date, and prior to the occurrence of a Triggering Event, the right of redemption may be reinstated by the Board of Directors of the Company to allow the Rights to be redeemed in connection with a merger or other business combination involving the Company which has been approved by the affirmative vote of 67% of the total number of outstanding shares of Common Stock which are not beneficially owned by any Acquiring Person; provided that at the time of the reinstatement the Board of Directors consists of a majority of Continuing Directors. Once reinstated, the redemption shall be effected in the manner provided for in Sections 23(b) and (d) of this Agreement for the purpose of effectuating the approved merger or other business combination.

          (d) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or prior to the Separation Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. In any case, failure to give such notice to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. Neither the Company nor any of its Affiliates or Associates may redeem for value any Rights at any time, in any manner, other than that specifically set forth in this Section 23, and neither the Company nor any of its Affiliates or Associates may acquire or purchase for value any Rights at any time, in any manner, other than in connection with the purchase of shares of associated Common Stock prior to the Separation Date.

          Section 24.  Exchange.

          (a) The Company may, at its option but subject to receipt of any required regulatory approvals, by action of the Board of Directors, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being herein referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company any employee plan of the Company or of a Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such employee plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50 percent or more of the Common Stock then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred (or Equivalent Preferred Stock) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have at least the same voting rights as one share of Common Stock.

          (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole share of Common Stock.

          Section 25.  Notice of Certain Events.

          (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend at a rate not in excess of $20 per share), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any Flip-Over Event, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, Flip-Over Event, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) Upon the occurrence of a Flip-In Event or a Flip-Over Event, the Company or Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event and the consequences thereof to holders of Rights under Sections 11(a) or 12(a) of this Agreement, as the case may be.

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                    Mississippi Chemical Corporation
                    P.O. Box 388
                    Yazoo City, Mississippi  39194-0388
                    Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                    Harris Trust and Savings Bank
                    111 West Monroe Street
                    Chicago, Illinois  60603
                    Attention:  Secretary

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company. The Company shall deliver a copy of any notice or demand it delivers to the holder of any Rights Certificate to the Rights Agent and the Rights Agent shall deliver a copy of any notice or demand it deliver to the holder of any Rights Certificate to the Company.

          Section 27. Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of rights Certificates other than an Acquiring Person; provided, however, that this Agreement may not be supplemented or amended in any way unless the Company's Board of Directors consists of a majority of Continuing Directors at the time of such amendment or supplement and provided further that no amendment or supplement may be made if the effect would be to extend or shorten the redemption period after the Stock Acquisition Date or change the Purchase Price or the Redemption Price.

          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Stock).

          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Mississippi and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                              *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest: HARRIS TRUST                 MISSISSIPPI CHEMICAL CORPORATION
        AND SAVINGS BANK


By:                                  By:
Name:                                Name:
Title:  Secretary                    Title:


Attest:                              ___________________________



By:                                  By:
  --------------------------           -------------------------
   Name:                                Name:
   Title:                               Title:

                                                                      Exhibit  A
                                                                      ----------

                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS
                               OF PREFERRED STOCK

                                       of

                        MISSISSIPPI CHEMICAL CORPORATION

                      Pursuant to Section 79-4-6.02 of the
                      Mississippi Business Corporation Act



    We, Coley L. Bailey, Chairman of the Board of Directors and Rosalyn B. Glascoe, Secretary, of Mississippi Chemical Corporation, a corporation organized and existing under the Mississippi Business Corporation Act, in accordance with the provisions of Section 79-4-6.02 thereof, DO HEREBY CERTIFY:

    That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on August 2, 1994, adopted the following resolution creating a series of ________ shares of Preferred Stock designated as "Preferred Stock, Series A":

    RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

    Section 1. Designation and Amount. The shares of such series shall be designated as "Preferred Stock, Series A" (the "Preferred Stock") and the number of shares constituting such series shall be ________.

    Section 2.  Dividends and Distributions.

    (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Preferred Stock with respect to dividends, the holders of shares of Preferred Stock, in preference to the holders of common stock, $.01 par value per share, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock. In the event the Corporation shall at any time on or after August 15, 1994 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision of combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Corporation shall declare a dividend or distribution on the Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

    Section 3. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:

    (A) Subject to the provision for adjustment hereinafter set forth, each share of Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time on or after August 15, 1994 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) Except as otherwise provided herein or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (C) Except as set forth herein, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

    Section 4.  Certain Restrictions.

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

       (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock;

       (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Stock; or

       (iv) purchase or otherwise acquire for consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except distributions made ratably on the Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time on or after August 15, 1994 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Preferred Stock then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after August 15, 1994 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8. No Redemption. The shares of Preferred Stock shall not be redeemable.

    Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this ____ day of __________, 1994.



                                 ----------------------------------
                                          Coley L. Bailey
                                 Chairman of the Board of Directors

ATTEST:



- -------------------------------
Rosalyn B. Glascoe, Secretary

                                                                       Exhibit B
                                                                       ---------

                          [Form of Rights Certificate]

Certificate No. R-                                           ____________ Rights

  NOT EXERCISABLE AFTER AUGUST 15, 2004 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN.

  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

  [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECAME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]


                               RIGHTS CERTIFICATE

                        MISSISSIPPI CHEMICAL CORPORATION


    This certifies that ________________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 2, 1994 (the "RIGHTS AGREEMENT") between Mississippi Chemical Corporation, a Mississippi corporation (the "COMPANY"), and Harris Trust and Savings Bank (the "RIGHTS AGENT"), unless notice of redemption shall have been previously given by the Company, to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Jackson , Mississippi time) on August 15, 2004 at the principal corporate trust office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid nonassessable share of the Preferred Stock, Series A (the "PREFERRED STOCK"), par value $0.01 per share, of the Company, at a purchase price of $50.00 per one one-hundredth share (the "PURCHASE PRICE") upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed.
The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company.

    The number of Rights evidenced by this Rights Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise thereof) and the Purchase Price set forth above have been determined as of August 15, 1994, based on the Common Stock of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities, cash or other property which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

    If the Rights evidenced by this Rights Certificate are or were formerly beneficially owned, on or after the earlier of the Separation Date and the Stock Acquisition Date, by an Acquiring Person or an Affiliate, Associate or direct or indirect transferee of an Acquiring Person, such Rights may become null and void and the holder of any such Right (including any subsequent holder) shall not have any right with respect to such Right.

    This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Capitalized terms used in this Rights Certificate have the same meanings as such terms are defined in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

    This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock or other property as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right at any time prior to the earlier of (i) the close of business on the tenth day following the time it becomes public that an Acquiring Person has become such (with the possibility of an extension for an additional ten (10) days) and (ii) the Expiration Date.

    No fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts) are required to be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof the Company may elect to make a cash payment, as provided in the Rights Agreement.

    No holder of this Rights Certificate, as such, shall be entitled to vote or to receive dividends or shall be deemed, for any purpose, the holder of Preferred Stock or of any other securities, cash or property which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or this Certificate be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or to institute, as a holder of Preferred Stock or other securities issuable on the exercise of the Rights represented by this Certificate, any derivative action, or otherwise, until and only to the extent the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

    This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of __________, 19__.

                               MISSISSIPPI CHEMICAL CORPORATION


                               By:
                                  --------------------------------
                               Title:

ATTEST:


- ------------------------------
     Secretary

Countersigned:


- ------------------------------

By
  ----------------------------
     Authorized Signature

                 [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT


  (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

    FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto ____________________________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________, 19__



                              ------------------------------------------
                                     Signature

Signature Guaranteed:

    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE


    The undersigned hereby certifies by checking the appropriate boxes that:

    (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

    (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _________________, 19__    Signature _____________________________


Signature Guaranteed:

    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                 NOTICE

    The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

    In the event the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE


  (To be executed if holder desires to exercise the Rights represented by this Rights Certificate)

To:  Mississippi Chemical Corporation

    The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock, Series A or other securities, cash or other property issuable upon the exercise of such Rights and requests that certificates for such shares or other securities be issued in the name of, and such cash or other property be paid to:


Please insert social security or other identifying number


- -------------------------------------------------------------------------------
                        (Please print name and address)


- -------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the remaining balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number


- -------------------------------------------------------------------------------
                        (Please print name and address)


- -------------------------------------------------------------------------------



Dated:__________________,19__


                                 Signature ____________________________________
                                 (Signature must conform in all respects
                                 to name of holder as specified on the face of this Rights Certificate)

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE


    The undersigned hereby certifies by checking the appropriate boxes that:

    (1) this Rights Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

    (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _______________, 19__    Signature ___________________________________



Signature Guaranteed:

    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE


    The signature on the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

    In the event the certification set forth above in the Form of Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                                                                       Exhibit C
                                                                       ---------

                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED STOCK

  On August 2, 1994, the Board of Directors of Mississippi Chemical Corporation, a Mississippi corporation (the "COMPANY"), declared a dividend of one preferred share purchase right (a "RIGHT") for each share of Common Stock, $0.01 par value, of the Company (the "COMMON STOCK"). The dividend is payable on August 15, 1994 to shareholders of record at the close of business on August 5, 1994 (the "RECORD DATE") and with respect to all shares of Common Stock that become outstanding after the Record Date and prior to the earliest of the Separation Date (as defined below), the redemption of the Rights, the exchange of the Rights and the expiration of the Rights. Except as set forth below and subject to adjustment as provided in the Rights Agreement (as defined below), each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Preferred Stock, Series A, $0.01 par value per share (the "PREFERRED STOCK"), at an exercise price of $50.00 per share (the "PURCHASE PRICE"). The description and terms of the Rights are set forth in a Rights Agreement dated as of August 2, 1994 (the "RIGHTS AGREEMENT"), between the Company and Harris Trust and Savings Bank, as Rights Agent (the "RIGHTS AGENT").

  The Rights will be evidenced by Common Stock certificates and not separate certificates until the earlier to occur of (i) 10 days following the date of public disclosure that a person or group, together with persons affiliated or associated with it (an "ACQUIRING PERSON"), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "STOCK ACQUISITION DATE") and (ii) 10 days following commencement or disclosure of an intention to commence a tender offer or exchange offer by a person other than the Company and certain related entities if, upon consummation of the offer, such person or group, together with persons affiliated or associated with it, could acquire beneficial ownership of 25% or more of the outstanding Common Stock (the earlier of such dates being called "SEPARATION DATE"). Until the Separation Date (or earlier redemption or expiration of the Rights), the transfer of Common Stock will also constitute transfer of the associated Rights. Following the Separation Date, separate certificates will evidence the Rights.

  The Rights will first become exercisable on the Separation Date (unless sooner redeemed). The Rights will expire at the close of business on August 15, 2004 (the "EXPIRATION DATE"), unless earlier redeemed or exchanged by the Company as described below.

  The Purchase Price and the number of shares of Preferred Stock or other securities, cash or other property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options, warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current

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market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of other securities, cash (excluding regular periodic cash dividends at an annual rate not in excess of 125% of the annualized rate of cash dividends paid during the preceding fiscal year), property, evidences of indebtedness, or assets.

  In the event that, following the Separation Date, the Company is acquired in a merger or other business combination in which the Common Stock does not remain outstanding or is changed or 50% or more of its consolidated assets or earning power is sold, leased, exchanged, mortgaged, pledged or otherwise transferred or disposed of (in one transaction or a series of transactions) the Rights will "FLIP OVER" and entitle each holder of a Right to purchase, upon the exercise of the Right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of such transaction would have a market value of two times the Purchase Price.

  If (i) a person acquires beneficial ownership of 20% or more of the Common Stock, (ii) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock remains outstanding and unchanged, or
(iii) an Acquiring Person engages in a "SELF-DEALING" transaction specified in the Rights Agreement, the Rights will "FLIP IN" and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

 Any "flip over" event or "flip in" event is a "TRIGGERING EVENT."

  Any Rights beneficially owned at any time on or after the Separation Date by an Acquiring Person or an affiliate or associate of an Acquiring Person (whether or not such ownership is subsequently transferred) will become null and void upon the occurrence of the earlier of the Board of Directors decision to exchange the rights and a Triggering Event, and any holder of such Rights will have no right to exercise such Rights.

  Under certain circumstances, the disinterested directors can approve a transaction with a specific shareholder and freeze the Rights in connection with that specific transaction.

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. Holders will have no right to receive fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon the exercise of Rights. In lieu of such fractional shares, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

  The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right and the Purchase Price are also subject to adjustment in the event of a stock split of the Common Stock or

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distributions, subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Separation Date.

  At any time prior to the earlier of (i) the closing of business on the tenth day following the time that it becomes public that an Acquiring Person has become such (with the possibility for the Board of Directors to extend this time for an additional 10 days) and (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right.
Immediately upon the action of the Company's Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights thereafter will be to receive the applicable redemption price.

  At any time any person becomes an Acquiring Person and prior to such time as such person, together with its affiliates of at least 50% of the Company's outstanding Common Stock, the Company may, provided that all necessary regulatory approvals have been obtained, exchange the Rights (other than Rights owned by such Acquiring Person which become null and void), in whole or in part, at a ratio of one share of Common Stock per Right, subject to adjustment.

  Until a Right is exercised, the holder has no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or distributions.

The Company may, without the approval of any holder of the Rights, but only if at that time the Board of Directors consists of a majority of disinterested directors, supplement or amend any provision of the Rights Agreement, except the redemption window, the Purchase Price or the redemption price.

  Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $25.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock, if it is greater. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock, if it is greater. In the event of any merger or other business combination in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

  Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right is intended to approximate the value of one share of Common Stock.

  The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon a substantial number of Rights being acquired. The Rights should not interfere

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with any merger or other business combination approved by the Board of Directors prior to the time a person or group has acquired beneficial ownership of 15% or more of the Common Stock, because until such time, the Rights may be redeemed by the Company at $0.01 per Right.

  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission and is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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